Exhibit 13(a)


AGREEMENT, made as of February 28, 1992, between MuniYield Florida Fund, a trust organized and existing under the laws of the State of Massachusetts (hereinafter referred to as the "Customer"), and The Bank of New York, a New York trust company (hereinafter referred to as the "Bank").

                                   WITNESSETH:

That for and in consideration of the mutual promises hereinafter set forth, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                                   DEFINITION

Whenever used in this Agreement, the following words and phrases shall have the following meanings:

1. "Business Day" shall be deemed to be each day on which the Bank is open for business.

2. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Bank by the Customer which is signed by any Officer, as hereinafter defined, and actually received by the Bank.

3. "Officer" shall be deemed to be the Customer's Chief Executive Officer, President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Treasurer and any Assistant Secretary duly authorized by the Board of Directors of the Customer to execute any Certificate, instruction, notice or other instrument on behalf of the Customer and named in a Certificate, as such Certificate may be amended from time to time.

4. "Prospectus" shall mean the last Customer prospectus actually received by the Bank from the Customer with respect to which the Customer has indicated a registration statement under the Securities Act of 1933, as amended, has become effective, including the Statement of Additional Information incorporated by reference therein.

5. "Shares" shall mean all or any part of each class of the shares of capital stock of the Customer which from time to time are authorized and/or issued by the Customer and identified in a Certificate of the Secretary of the Customer under corporate seal, as such Certificate may be amended from time to time.

                                   ARTICLE II
                               APPOINTMENT OF BANK

1. The Customer hereby constitutes and appoints the Bank as its agent to perform the services described herein and as more particularly described in Schedule I attached hereto (the "Services"), and the Bank hereby accepts appointment as such agent and agrees to perform the Services in accordance with the terms hereinafter set forth.

2. In connection with such appointment, the Customer shall deliver the following documents to the Bank on or about the closing date of the initial public offering:

     (a) A certified copy of the Certificate of  Incorporation or other document
evidencing  the  Customer's  form  of  organization   (the  "Charter")  and  all
amendments thereto;

     (b) A certified copy of the By-Laws of the Customer;

     (c) A certified copy of a resolution of the Board of Directors of the Customer appointing the Bank to perform the Services and authorizing the execution and delivery of this Agreement;

     (d) A Certificate signed by the Secretary of the Customer specifying: the number of authorized Shares, the number of such authorized Shares issued and currently outstanding, and the names and specimen signatures of all persons duly authorized by the Board of Directors of the Customer to execute any Certificate on behalf of the Customer, which Certificate may be amended from time to time;

     (e) A Specimen Share certificate for each class of Shares in the form approved by the Board of Directors of the Customer, together with a Certificate signed by the Secretary of the Customer as to such approval;

     (f) A copy of the Customer's Registration Statement, filed by the Customer with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     (g) An opinion of counsel for the Customer with respect to the validity of the authorized and outstanding Shares, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor).

3. The Customer shall furnish the Bank with a sufficient supply of blank Share certificates and from time to time will renew such supply upon request of the Bank. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by officers of the Customer authorized by law or by the By-Laws to sign Share certificates, and, if required, shall bear the corporate seal or a facsimile thereof.

                                  ARTICLE III
                      AUTHORIZATION AND ISSUANCE OF SHARES

1. The Customer shall deliver to the Bank a certified copy of the amendment to the Charter giving effect to such increase, decrease or change, on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued.

     (a) A certified copy of the amendment to the Charter giving effect to such increase, decrease or change;

     (b) An opinion of counsel for the Customer with respect to the validity of the Shares and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor); and

     (c) In the case of an increase, if the appointment of the Bank was theretofore expressly limited, a certified copy of a resolution of the Board of Directors of the Customer increasing the authority of the Bank.

2. Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Customer shall deliver the following documents to the Bank:

     (a) A certified copy of the resolutions adopted by the Board of Directors and/or the shareholders of the Customer authorizing such issuance of additional Shares of the Customer or such reduction, as the case may be;

     (b) A certified copy of the order or consent, if applicable, of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares; and

     (c) An opinion of counsel for the Customer with respect to the validity of the Shares and the status of such the Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective, or, if exempt, the specific grounds therefor).

                                   ARTICLE IV
                     RECAPITALIZATION OR CAPITAL ADJUSTMENT

     1. In the case of any negative stock split, recapitalization or other capital adjustment requiring a change in the form of Share certificates, the Bank will issue Share certificates in the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving:

     (a) A Certificate authorizing the issuance of Share certificates in the new form;

     (b) A certified copy of any amendment to the Charter with respect to the change;

     (c) Specimen Share certificates for each class of Shares in the new form approved by the Board of Directors of the Customer, with a Certificate signed by the Secretary of the Customer as to such approval;

     (d) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance of the Shares in the new form, and an opinion of counsel for the Customer that the order or consent of no other governmental or regulatory authority is required; and

     (e) An opinion of counsel for the Customer with respect to the validity of the Shares in the new form and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (i.e., if subject to registration that the Shares have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor).

2. The Customer shall furnish the Bank with a sufficient supply of blank Share certificates in the new form, and from time to time will replenish such supply upon the request of the Bank. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Customer authorized by law or by the By-Laws to sign Share Certificates and, if required, shall bear the corporate seal or a facsimile thereof.

                                   ARTICLE V
                         ISSUANCE AND TRANSFER OF SHARES

1. (a) The Bank will issue Share certificates upon receipt of a Certificate from an Officer, but shall not be required to issue Share certificates after it has received from an appropriate federal or state authority written notification that the sale of Shares has been suspended or discontinued, and the Bank shall be entitled to rely upon such written notification. The Bank shall not be responsible for the payment of any original issue or other taxes required to be paid by the Customer in connection with the issuance of any shares.

     (b) Shares will be transferred upon presentation to the Bank of Share certificates in form deemed by the Bank properly endorsed for transfer, accompanied by such documents as the Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of the payment of applicable stock transfer taxes. In the case of small estates where no administration is contemplated, the Bank may, when furnished with an appropriate surety bond, and without further approval of the Customer, transfer Shares registered in the name of the decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by the various states. The Bank reserves the right to refuse to transfer Shares until it is satisfied that the endorsements on Share certificates are valid and genuine, and for that purpose it may require, unless otherwise instructed by an Officer of the Customer, a guaranty of signature by a member firm of the New York Stock Exchange or by a bank or trust company acceptable to the Bank. The Bank also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer. The Bank may, in effecting transfers of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the
Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Customer shall indemnify the Bank for any act done or omitted by it in good faith in reliance upon such laws.

     (c) All certificates representing Shares that are subject to restrictions on transfer (e.g., securities acquired pursuant to an investment representation, securities held by controlling persons, securities subject to stockholders' agreements, etc.), other than the general restrictions on the transferability of the Shares described in the Prospectus, shall be stamped with a legend describing the extent and conditions of the restrictions or referring to the source of such restrictions. The Bank assumes no responsibility with respect to the transfer of restricted securities where counsel for the Customer advises that such transfer may be properly effected.

     (d) Notwithstanding the foregoing or any other provision contained in this Agreement to the contrary, the Bank shall be fully protected by the Customer in not requiring any instruments, documents, assurances, endorsements or guarantees, including, without limitation, any signature guarantees, in connection with a transfer of Shares whenever the Bank reasonably believes that requiring the same would be inconsistent with the transfer procedures as described in the Prospectus.

                                   ARTICLE VI
                           DIVIDENDS AND DISTRIBUTIONS

1. The Customer shall furnish to the Bank a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, either (i) setting forth the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, the record date as of which shareholders entitled to payment, or accrual, as the case may be, shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to the Bank on such payment date, or (ii) authorizing the declaration of dividends and distributions on a periodic basis and authorizing the Bank to rely on a Certificate setting forth the information described in subsection (i) of this paragraph.

2. Prior to the payment date specified in such Certificate or resolution, as the case may be, the Customer shall, in the case of a cash dividend or distribution, pay to the Bank an amount of cash, sufficient for the Bank to make the payment, specified in such Certificate or resolution, to the shareholders of record as of such payment date. The Bank will, upon receipt of any such cash, (i) in the case of shareholders who are participants in a dividend reinvestment and/or cash purchase plan of the Customer, reinvest such cash dividends or distributions in accordance with the terms of such plan, and (ii) in the case of shareholders who are not participants in any such plan, make payment of such cash dividends or distributions to the shareholders of record as of the record date by mailing a check, payable to the registered shareholder, to the address of record or dividend mailing address. The Bank shall not be liable for any improper payment made in accordance with a Certificate or resolution described in the preceding paragraph. If the Bank shall not receive sufficient cash prior to the payment date to make payments of any cash dividend or distribution pursuant to subsections (i) and (ii) above to all shareholders of the Customer as of the record date, the Bank shall, upon notifying the Customer, withhold payment to all shareholders of the Customer as of the record date until sufficient cash is provided to the Bank.

3. It is understood that the Bank shall in no way be responsible for the determination of the rate or form of dividends or distributions due to the shareholders.

4. It is understood that the Bank shall file such appropriate information returns concerning the payment of dividends and distributions with the proper federal, state and local authorities as are required by law to be filed by the Customer but shall in no way be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, except and only to the extent required of it by applicable law.


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

                                  ARTICLE VII
                             CONCERNING THE CUSTOMER

1. The Customer shall promptly deliver to the Bank written notice of any change in the Officers authorized to sign Share certificates, Certificates, notifications or requests, together with a specimen signature of each new Officer. In the event any Officer who shall have signed manually or whose facsimile signature shall have been affixed to blank Share certificates shall die, resign or be removed prior to issuance of such Share certificates, the Bank may issue such Share certificates as the Share certificates of the Customer notwithstanding such death, resignation or removal, and the Customer shall promptly deliver to the Bank such approvals, adoptions or ratifications as may be required by law.

2. Each copy of the Charter of the Customer and copies of all amendments thereto shall be certified by the Secretary of State (or other appropriate official) of the state of incorporation, and if such Charter and/or amendments are required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to the Bank. Each copy of the By-Laws and copies of all amendments thereto, and copies of resolutions of the Board of Directors of the Customer, shall be certified by the Secretary or an Assistant Secretary of the Customer under the corporate seal.

3. It shall be the sole responsibility of the Customer to deliver to the Bank the Customer's currently effective Prospectus and, for purposes of this Agreement, the Bank shall not be deemed to have notice of any information contained in such Prospectus until it is actually received by the Bank.

                                  ARTICLE VIII
                               CONCERNING THE BANK

1. The Bank shall not be liable and shall be fully protected in acting upon any oral instruction, writing or document reasonably believed by it to be genuine and to have been given, signed or made by the proper person or persons and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from an Officer of the Customer. It shall also be protected in processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the duly authorized officers of the Customer and the proper countersignature of the Bank.

2. The Bank may establish such additional procedures, rules and regulations governing the transfer or registration of Share certificates as it may deem advisable and consistent with such rules and regulations generally adopted by bank transfer agents.

3. The Bank may keep such records as it deems advisable but not inconsistent with resolutions adopted by the Board of Directors of the Customer. The Bank may deliver to the Customer from time to time at its discretion, for safekeeping or disposition by the Customer in accordance with law, such records, papers, Share certificates which have been cancelled in transfer or exchange and other documents accumulated in the execution of its duties hereunder as the Bank may deem expedient, other than those which the Bank is itself required to maintain pursuant to applicable laws and regulations, and the Customer shall assume all responsibility for any failure thereafter to produce any record, paper, cancelled Share certificate or other document so returned, if and when required. The records maintained by the Bank pursuant to this paragraph which have not been previously delivered to the Customer pursuant to the foregoing provisions of this paragraph shall be considered to be the property of the Customer, shall be made available upon request for inspection by the Officers, employees and auditors of the Customer, and shall be delivered to the Customer upon request and in any event upon the date of termination of this Agreement, as specified in Article IX of this Agreement, in the form and manner kept by the Bank on such date of termination or such earlier date as may be requested by the Customer.

4. The Bank may employ agents or attorneys-in-fact at the reasonable expense of the Customer, and shall not be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of its agents or attorneys-in-fact, so long as the Bank acts in good faith and without negligence or willful misconduct in connection with the selection of such agents or attorneys-in-fact.

5. The Bank shall not be liable for any loss or damage, including reasonable attorney's fees, resulting from its actions or omissions to act or otherwise, except for any loss or damage arising out of its own negligence or willful misconduct.

6. The Customer shall indemnify and hold harmless the Bank from and against any and all claims (whether with or without basis in fact or law), costs, demands, expenses and liabilities, including reasonable attorney's fees, which the Bank may sustain or incur or which may be asserted against the Bank by reason of or as a result of any action taken or omitted to be taken by the Bank without its own negligence or willful misconduct in reliance upon (i) any provision of this Agreement, (ii) the Prospectus, (iii) any instrument, order or Share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized Officer of the Customer, (iv) any Certificate or other instructions of an Officer, (v) any opinion of legal counsel for the Customer or the Bank, or (vi) any law, act, regulation or any interpretation of the same even though such law, act or regulation may thereafter have been altered, changed, amended or repealed.

7. Specifically, but not by way of limitation, the Customer shall indemnify and hold harmless the Bank from and against any and all claims (whether with or without basis in fact or law), costs, demands, expenses and liabilities, including reasonable attorney's fees, of any and every nature which the Bank may sustain or incur or which may be asserted against the Bank in connection with the genuineness of a Share certificate, the Bank's capacity and authorization to issue Shares and the form and amount of authorized Shares.

8. At any time the Bank may apply to an Officer of the Customer for written instructions with respect to any matter arising in connection with the Bank's duties and obligations under this Agreement, and the Bank shall not be liable for any action taken or omitted to be taken by the Bank in good faith in accordance with such instructions. Such application by the Bank for instructions from an Officer of the Customer may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written instructions in response to such application specifying the action to be taken or omitted. The Bank may consult counsel to the Customer or its own counsel, at the expense of the Customer, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

9. When mail is used for delivery of non-negotiable Share certificates, the value of which does not exceed the limits of the Bank's Blanket Bond, the Bank shall send such non-negotiable Share certificates by first class mail, and such deliveries will be covered while in transit by the Bank's Blanket Bond. Non-negotiable Share certificates, the value of which exceed the limits of the Bank's Blanket Bond, will be sent by insured registered mail. Negotiable Share certificates will be sent by insured registered mail. The Bank shall advise the Customer of any Share certificates returned as undeliverable after being mailed as herein provided for.

10. The Bank may issue new Share certificates in place of Share certificates represented to have been lost, stolen or destroyed upon receiving instructions in writing from an Officer and indemnity satisfactory to the Bank. Such instructions from the Customer shall be in such form as approved by the Board of Directors of the Customer in accordance with applicable law or the By-Laws of the Customer governing such matters. If the Bank receives written notification from the owner of the lost, stolen or destroyed Share certificate within a reasonable time after he has notice of it, the Bank shall promptly notify the Customer and shall act pursuant to written instructions signed by an Officer. If the Customer receives such written notification from the owner of the lost, stolen or destroyed Share certificate within a reasonable time after he has notice of it, the Customer shall promptly notify the Bank and the Bank shall act pursuant to written instructions signed by an Officer. The Bank shall not be liable for any act done or omitted by it pursuant to the written instructions described herein. The Bank may issue new Share certificates in exchange for, and upon surrender of, mutilated Share certificates.

11. The Bank will issue and mail subscription warrants for Shares, Shares representing stock dividends, exchanges or splits, or act as conversion agent upon receiving written instructions from an Officer and such other documents as the Bank may deem necessary.

12. The Bank will supply shareholder lists to the Customer from time to time upon receiving a request therefor from an Officer of the Customer.

13. In case of any requests or demands for the inspection of the shareholder records of the Customer, the Bank will notify the Customer and endeavor to secure instructions from an officer as to such inspection. The Bank reserves the right, however, to exhibit the shareholder records to any person whenever it is advised by its counsel that there is a reasonable likelihood that the Bank will be held liable for the failure to exhibit the shareholder records to such person.

14. At the request of an Officer, the Bank will address and mail such appropriate notices to shareholders as the Customer may direct.

15. Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

     (a) The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Customer to request such issuance, sale or transfer;

     (b) The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Customer to request such purchase;

     (c) The legality of the declaration of any dividend by the Customer, or the legality of the issue of any Shares in payment of any stock dividend; or

     (d) The legality of any recapitalization or readjustment of the Shares.

16. The Bank shall be entitled to receive and the Customer hereby agrees to pay to the Bank for its performance hereunder (i) out-of-pocket expenses (including reasonable attorney's fees and expenses) incurred in connection with this Agreement and its performance hereunder, and (ii) the compensation for services as set forth in Schedule I.

17. The Bank shall not be responsible for any money, whether or not represented by any check, draft or other instrument for the payment of money, received by it on behalf of the Customer, until the Bank actually receives and collects such funds.

18. The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement.

                                   ARTICLE IX
                                   TERMINATION

Either of the parties hereto may terminate this Agreement by giving to the other party a notice in waiting specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Customer, it shall be accompanied by a copy of a resolution of the Board of Directors of the Customer, certified by the Secretary electing to terminate this Agreement and designating a successor transfer agent or transfer agents. In the event such notice is given by the Bank, the Customer shall, on or before the termination date, deliver to the Bank a copy of a resolution of its Board of Directors certified by the Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by the Customer, the Bank may designate a successor transfer agent. If the Customer fails to designate a successor transfer agent and if the Bank is unable to find a successor transfer agent, the Customer shall, upon the date specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, be deemed to be its own transfer agent and the Bank shall thereafter be relieved of all duties and responsibilities hereunder. Upon termination hereof, the Customer shall pay to the Bank such compensation as may be due to the Bank as of the date of such termination, and shall reimburse the Bank for any disbursements and expenses made or incurred by the Bank and payable or reimbursable hereunder.



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

                                   ARTICLE X
                                  MISCELLANEOUS

1. The Customer agrees that prior to effecting any change in the Prospectus which would increase or alter the duties and obligations of the Bank hereunder, it shall advise the Bank of such proposed change at least ten business days prior to the intended date of the same, and shall proceed with such change only if it shall have received the written consent of the Bank thereto.

2. The indemnities contained herein shall be continuing obligations of the Customer, its successors and assigns, notwithstanding the termination of this Agreement.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Customer shall be sufficiently given if addressed to the Customer and mailed or delivered to it at 800 Scudders Mill Road, Plainsboro, NJ 08536 or at such place as the Customer may from time to time designate in writing.

4. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Bank shall be sufficiently given if addressed to the Bank and mailed or delivered to it at its office at 101 Barclay Street
(22W), New York, New York 10286 or at such other place as the Bank may from time to time designate in writing.

5. This Agreement may not be amended or modified in any manner except by a written agreement duly authorized and executed by both parties. Any duly authorized Officer may amend any Certificate naming Officers authorized to execute and deliver Certificates, instructions, notices or other instruments, and the Secretary or any Assistant Secretary may amend any Certificate listing the shares of capital stock of the Customer for which the Bank performs Services hereunder.

6. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the prior written consent of the other party.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

8. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts, together, shall constitute only one instrument.

9. The provisions of this Agreement are intended to benefit only the Bank and the Customer, and no rights shall be granted to any other person, by virtue of this Agreement.

10. This Agreement is executed by or on behalf of the trustees of the Fund solely in their capacity as such trustees, and shall not constitute their personal obligation either Jointly or severally in their individual capacities. No trustee, officer or shareholder of the Fund shall be liable for any obligations of the Fund under this instrument and the Fund shall be solely liable therefor; all parties hereto shall look solely to the Fund property for the payment of any claim, or the performance of any obligation, hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officer, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

Attest:                             MUNIYIELD FLORIDA FUND

/s/ Mark B. Goldfus                 By:    /s/ Gerald M. Richard
-------------------------                  -----------------------------
                                    Title:     Treasurer
                                           -----------------------------


Attest:                             THE BANK OF NEW YORK

_______________________________     By:__________________________________

                                    Title:_______________________________

                             MUNIYIELD FLORIDA FUND

                           STOCK TRANSFER FEE SCHEDULE

                                February 25, 1992

        Account Maintenance Fee, (per account) ...........................$2.64
        Certificate Issuance (per certificate) ...........................$1.20
        Check Issuance Fee, (per check)...................................$0.25

Fees will be billed monthly and include all services, as illustrated below. Fees will remain in effect for a period of 2 years from the date of our appointment.

                              Account Maintenance:

        We will:

           o Maintain all shareholder name and address records and process all changes.

           o  Issue and register all certificates.

           o  Record all certificate transactions.

           o  Answer shareholder inquiries, including written correspondence.

           o  Provide   hard-copy  or  microfiche   reports  of  daily  transfer
              activity.

           o Address, insert and mail up to three quarterly reports and one annual report. (The material must be adaptable to automatic equipment.)

           o Address, insert and mail proxy cards and standard proxy material for annual meeting. (The material must be adaptable to automatic equipment.)

           o Tabulate proxies and provide terminal access to our database for your annual meeting.

           o Provide a secondary proxy mailing to shareholders who have not voted.

           o Provide a shareholder list and a final voted and unvoted list as of the annual meeting date.

           o  Mail W-9 certifications.

           o  Solicit taxpayer identification numbers on new accounts.

           o  Issue, enclose and reconcile each dividend check.

           o File IRS Forms 1099 and 1096 covering dividends paid, plus Forms 1042S and 1042 NRA Tax (for foreign holders).

           o Initiate mailings to shareholders with uncashed dividend checks over one year old.

           o  Cease delivery of checks to undeliverable accounts.

           o  Provide escheatment reporting.

           o  Provide arrangements for handling restricted stock.

           o  Process all stock options.

           o  Place, remove and maintain all stop transfers.

           o  Process all legal transfers.

           o  Replace all lost, stolen or destroyed checks and certificates.

           o  Provide three analytical reports as follows:

                      1    Geographical Analysis
                      1    Class Code Analysis
                      1    Share Range Analysis

           o Install and provide access via company terminal to The Bank of New York database. Training will be completed on site at your offices by personnel from The Bank of New York.

                           Dividend Reinvestment Plan

         Account Maintenance Fee...........................................$3.00

       This account maintenance fee will be billed monthly at a rate of $0.25 per dividend reinvestment account record.

       We will:

           o  Reinvest each dividend.

           o  Process terminations.

           o  Process optional cash payments and send acknowledgements.

           o Provide an efficient way of purchasing and selling shares through our Discount Brokerage services. This service is affiliated with our Trust Sector and will be provided at a discounted rate.

                                TERMS OF PROPOSAL

o The Bank of New York does not levy a conversion charge or setup fee for assumption of records in an automated tape format in connection with our appointment as Transfer Agent and Registrar. Any charges made by your existing agent in connection with our assumption of your shareholder records in an automated tape format would be passed through to your account.

o Out-of-pocket expenses are defined as costs paid by The Bank of New York for the purchase of goods or services required to fulfill our obligations under our agreement. These expenses may include, but not be limited to, postage, insurance on physical transfer items, and costs for obtaining prices for security valuations. These expenses are billed at our cost, on a pro-rata basis for goods and services received.

o There will not be a usage charge applied for utilizing the Bank's Stock Transfer Inquiry System. Connect time will be billed at cost, based on a dedicated line or dial-up expense.

o For issuing purchase warrants, stock dividends and splits, the handling of tenders and exchanges of stock, subscriptions, preparing state information returns, and any other services not covered by this fee schedule, charges will be based on an analysis and appraisal of the services rendered.

o All fees are based upon the use of automatic equipment. Any services requiring manual processing and/or overtime, will result in a special or higher charge.

o The Bank of New York's minimum charge is $10,000. If at the end of each year (12 months from appointment date) the total fees are less than the minimum, the difference will be billed to your account. The fees are charged on a monthly basis.

o In the event that we do not enter into a written agreement within three months of the date of this proposal, this offer will be subject to revision.

Proposal Submitted by:                  ________________________________

                                        Mr.  David J.  May
                                        Assistant Treasurer
                                        The Bank of New York
                                        January 3, 1992

Proposal Accepted by:                   /s/ Gerald M. Richard
                                        --------------------------------
                                        Treasurer
                                        MuniYield Florida Fund

                         Date:          February 28, 1992
                                        --------------------------------

                       OUT-OF-POCKET EXPENSES AND SAVINGS

Expenses

       Out-of-pocket expenses are defined as costs paid by The Bank of New York for the purchase of goods or services required to fulfill our obligations as Transfer Agent, Registrar, Dividend Disbursement Agent or for other related services. Out-of-pocket expenses are billed to our customers on a pro-rata basis for goods or services received. The bills you receive are for pass-through costs only. We do not add on a service or handling charge.

Savings

       Our customers typically realize savings of 30% or more because of our volume purchases of materials. As the largest financial institution mailer in the United States, The Bank of New York negotiates substantial volume discounts on checks, envelopes and other stationery which we pass on to our customers. In addition, you can expect savings through our investment in automated equipment such as our.

       o Ink-jet Spray System - We utilize an ink-jet spray system for addressing envelopes. The system uses a magnetic tape feed to address envelopes at the rate of 30,000 per hour. Various type fonts are available as well as colors for customized envelopes. You can imprint seasonal greetings or messages (e.g., IMPORTANT NOTICE) on envelopes, thereby generating savings usually spent for custom-printed envelopes. The ink-jet spray system also allows us to avoid the use of cheshire or heat-sensitive labels which are an expensive component of mailing costs. Cheshire or heat-sensitive labels are available upon request.

       o Pre-Sort Mailing System - The equipment we use pre-sorts an average of 80% of outgoing first class mail and runs at the speed of 35,000 pieces per hour. We receive a first-class discount of up to $0.045 per item. These savings are shared with you.

       o This equipment also sorts by company, incoming proxies through use of an optical scan of bar codes on return envelopes. This capability allows us to have a unique Zip Code (not a P.O. Box) for receipt of voted proxies, thus avoiding sorting by the U.S. Post Office.

       o Centralized Recordkeeping System - Our centralized recordkeeping system allows us to combine mailings of dividends, proxies and reports across all company issues or stock plans. This results in a substantial reduction in duplicate mailings. Share positions are itemized on proxies and dividends to provide shareholders with adequate detail.